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                                                                EXHIBIT 10.7


                             SECURED PROMISSORY NOTE

                                  (Bridge Loan)

$_____________                                                New York, New York
12% p.a.                                                      ____________, 1996

      For value received, QUIETPOWER SYSTEMS, INC., a Delaware corporation whose principal place of business is 1675 Broadway, Suite 2600, New York, New York 10019 ("Maker"), hereby promises to pay to the order of _____________________, ("Payee"), at its principal place of business, _______________________________
______________________________, or at such other place as Payee may from time specify, the principal sum of _________________ Thousand Dollars ($__________) plus interest thereon from the date hereof, in legal and lawful money of the United States of America. This Note is one of several Bridge Loan Notes being sold by Maker in a series of related transactions. Payee and the other purchasers of such Bridge Loan Notes are collectively referred to as "Purchasers".

      1. Rate of Interest. Interest (calculated on the basis of a year of 360 days and the actual number of days elapsed) shall accrue on the principal outstanding hereunder at the rate of twelve percent (12%) per annum, provided, however, that if this Note has not been paid in full by the Initial Maturity Date (as defined below), interest shall thereafter accrue on any unpaid amounts at the rate of fifteen percent (15%) per annum.

      2. Terms of Payment.

            (a) Interest. Maker shall pay interest monthly, in arrears, on the first day of each month beginning July 1, 1996.

            (b) Principal. As used herein, the Initial Maturity Date means the earliest of (i) six (6) months after the date of the $250,000.00 Bridge Loan Note sold to DayStar Partners, L.P., (ii) five (5) business days after the closing of any offering of Maker's securities registered under the Securities Act of 1933, as amended, in which Maker receives gross proceeds of not less than $3,000,000 (an "IPO"), or (iii) the closing of any acquisition of Maker, the sale by Maker of substantially all of its assets, or any dissolution or winding-up or total or partial liquidation or reorganization of Maker. This Note, including accrued and unpaid interest, shall be due and payable on the Initial Maturity Date, provided, however, that if an IPO has not occurred by the Initial Maturity Date, the maturity of this Note shall be extended as follows:

                  (x) interest shall thereafter accrue at the rate of fifteen percent (15%) per annum from the Initial Maturity Date;

                  (y) interest shall continue to be paid monthly, in arrears, on the first day of each month;


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                  (z) principal shall be due in four equal quarterly
            installments beginning nine (9) months from the date of this Note.

            (c) Application. Payments hereunder shall be applied first to late charges, legal expenses, and other costs of Payee payable hereunder, then to interest accrued through the payment date, and then to principal. Payments shall be deemed made upon receipt by Payee.

            (d) Prepayment. This Note may be prepaid in whole or in part at any time or times at the option of Maker without penalty, but only if the other Bridge Loan Notes are prepaid proportionately at the same time.

            (e) Business Days. If any payment shall become due on a Saturday, Sunday, or a public holiday under the laws of Delaware, such payment shall be due and made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

            (f) Default. If any payment due hereunder is not made when due, and within three (3) days thereafter, then during the period of such delinquency (i) the interest rate otherwise payable hereunder shall be increased by three percentage points (3%) per year and (ii) the Payee shall have the option to accelerate Maker's obligations hereunder and declare all amounts owed hereunder to be immediately due and payable.

      3. Terms of Other Loans of Maker. If Maker, within six months after the date of this Note, enters into any loan arrangement with any lender besides the Purchasers, Maker shall notify Payee in writing of the terms of such loan within five (5) days after the date such other loan is funded. If Payee determines, in its sole discretion, that such terms are as a whole more favorable to the lender than the terms contained herein, Maker agrees upon written request of Payee to amend this Note to incorporate all of such other terms into this Note and any related documents, in replacement of all original terms.

      4. Warrant. As additional consideration to Payee, Maker is concurrently issuing to Payee a Common Stock Purchase Warrant.

      5. Security. Payment of the Bridge Loan Notes is secured by a security interest in all assets of Maker pursuant to a Security Agreement dated as of May 24, 1996 (the "Security Agreement").

      6. Waivers and Consents. Maker hereby waives diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest, and specifically consents to and waives notice of any renewals or extensions of this Note, whether made to or in favor of Maker or any other person or persons. The pleading of any statute of limitations as a defense to any demand against Maker is expressly waived by each and all of said parties to the fullest extent permitted by law. The waiver by Payee of any breach or violation of, or default under, any


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provision of this Note shall not be a waiver by such party of any other provision or of any subsequent breach or violation of this Note or default hereunder.

      7. Governing Law and Venue. Because Maker is a Delaware corporation, this
Note is governed by and is to be construed and enforced in accordance with the laws of the State of Delaware. Any litigation or arbitration between the parties which arises out of this Note shall be instituted and prosecuted only in the appropriate California or Federal court or other tribunal, situated in San Francisco, California. The parties hereto each specifically submits to the exclusive jurisdiction of such courts for purposes of any such action and the enforcement of any judgment or order arising therefrom. The parties hereto each waive any right to a change of venue and any and all objections to the jurisdiction of the California courts. Notwithstanding the foregoing, the Payee may take such actions in a foreign jurisdiction which the Payee deems necessary and appropriate to enforce or collect any court judgment in any dispute arising out of this Note or to seek and obtain other relief as is necessary to enforce the terms of this Note. Each party agrees that service upon such party in any such action or proceeding may be made as provided for the giving of notices in the Security Agreement.

      8. Payee's Rights and Remedies. The rights, powers and remedies of Payee under this Note shall be in addition to all rights, powers and remedies given to Payee by virtue of any statute or rule of law, including but not limited to the Delaware Commercial Code. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Payee's sole discretion. Any forbearance, failure or delay by Payee in exercising any right, power or remedy shall not preclude further exercise thereof, and every right, power or remedy of Payee shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Payee.

      9. Limitation on Interest. Notwithstanding any provision herein, Payee and Maker intend that the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws. If any payments in the nature of interest, additional interest, and other charges made hereunder are held to be in excess of the applicable limits imposed by any applicable state or federal laws, it is agreed that any such amount held to be in excess shall be considered payment of principal and the indebtedness evidenced thereby shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable state or federal interest rate laws.

      10. Costs; Attorneys' Fees. Maker agrees to pay the following costs, expenses, and attorneys' fees paid or incurred by any holder of this Note, or adjudged by a Court: (a) all reasonable legal costs incurred by Payee in negotiating and documenting this loan; (b) all costs of collection, costs, expenses, and attorneys' fees paid or incurred in connection with the


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collection or enforcement of this Note, whether or not suit is filed; and (c)
costs of suit and such other sum as the Court may adjudge as attorneys' fees in an action to enforce payment of this Note or any part of it.

      IN WITNESS WHEREOF, this Note has been executed and delivered as of the date first above written by the duly authorized representative of Maker.

                                    QUIETPOWER SYSTEMS, INC., a Delaware
                                    corporation 1675 Broadway, Suite 2600 New
                                    York, New York 10019

                                    By:
                                       --------------------------------------

                                    Title:
                                          -----------------------------------


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